                             AFC ENTERPRISES, INC.

                                  1999 - 2003
                    LONG-TERM EMPLOYEE SUCCESS PLAN (LTESP)




SECTION 1.  OBJECTIVES AND OVERVIEW

1.1  Objectives. This Plan is designed to focus employee efforts on AFC's long-
     ----------
term strategic business objective to increase shareholder value by achieving AFC's financial performance objectives over the next 5 years. AFC strives to achieve this objective by attaining either (i) a Stock Price of not less than $31 per share and/or (ii) Earnings Per Share of not less than $2.25, by the end of AFC's fiscal year closest to December 31, 2003. Through the benefits provided in this Plan, AFC intends to reward Eligible Employees for their contributions in achieving these objectives.

1.2  Type of Plan. This Plan provides Eligible Employees with the opportunity to
     ------------
earn a bonus payable in cash and/or shares of AFC Stock based on AFC achieving established targets for the Stock Price and/or Earnings Per Share during this Plan's specified Performance Period. This incentive opportunity is in addition to any individual or group incentive programs maintained by AFC or any other Participating Company.

1.3  Overview. For Participating Employees (described in Section 2), the
     --------
attainment of the specific performance measures (described in Section 4) by the end of the Performance Period (as described in Section 3) will be used to determine the amount of the Award (as calculated in Section 5).

1.4  Definitions. Unless otherwise specified herein, terms used with an initial
     -----------
capital letter will have the meaning prescribed therefore in Section 10.


SECTION 2.  ELIGIBILITY

2.1  Eligibility Requirements. Subject to the terms of this Section 2, Eligible
     ------------------------
Employees will be eligible to participate in, and thereby receive Awards under, this Plan.

2.2  Eligibility for Award.  Each Eligible Employee will be eligible for an
     ---------------------
Award and thereby will be a "Participating Employee" for the Performance Period, if (i) such Eligible Employee's Latest Hire Date is no later than January 1, 2003, (ii) such Eligible Employee remains Actively Employed as an Eligible Employee from his or her Latest Hire Date through the last day of the Performance Period; and (iii) such Eligible Employee either (A) is an Employee on the Payment Date, or (B) dies, becomes Disabled or Retires after the last day of the Performance Period and on or before the Payment Date but while he or she still is an Employee; provided, AFC reserves the right for the Administrator, acting in its sole discretion, to designate an Employee as a "Participating Employee", regardless of whether such Employee has met the requirements to be a "Participating Employee" as described in clauses (i), (ii) and (iii) of this section.

2.3 Transfers.
    ---------

    (a) Transfer between Participating Companies. An otherwise Eligible Employee
        -----------------------------------------
who transfers with consent between Participating Companies will not be treated as terminating employment as long as he or she continues employment with a Participating Company without a break in service.

    (b) Transfer to Non-exempt Restaurant Position. An otherwise Eligible
        ------------------------------------------
Employee who transfers to a position in a restaurant such that he or she becomes classified as a non-exempt Employee by his or her Participating Company (and who thus ceases to be an Eligible Employee) during a Performance Period will not be eligible to receive any Award under this Plan for such period.


SECTION 3.  PERFORMANCE PERIOD

The Performance Period is the period beginning on January 1, 1999 and ending on the earliest of (i) December 31, 2003, (ii) if AFC Stock is Publicly Traded, the date the Average Price Per Share equals $31, or (iii) the last day of any fiscal year of AFC as of which the Earnings Per Share achieved by AFC for such fiscal year is at least $2.25.


SECTION 4.   PLAN AWARD CRITERIA, PERFORMANCE TARGETS, MEASURES and MATRICES

4.1 Award Criteria.  Each Participating Employee's Award under this Plan will be
    --------------
determined based on both (i) AFC achieving one or both of its Performance Targets for the Performance Period (as described in subsection 4.2 hereof), and
(ii) such Participating Employee's Latest Hire Date (as described in subsection
4.3 hereof).

4.2 Established Performance Targets.  If AFC Stock is Publicly Traded on the
    -------------------------------
last day of the Performance Period, the Award will be payable if, for such Performance Period, (i) the Average Price Per Share is no less than $31, or (ii) Earnings Per Share for the fiscal year ending closest to the last day of the Performance Period is no less than $2.25. If AFC Stock is not Publicly Traded on the last day of the Performance Period, the Award will be payable only if such Earnings Per Share for the fiscal year ending closest to such day are no less than $2.25.

4.3 Latest Hire Date.  A Participating Employee's Employment Percentage will be
    ----------------
determined under the Employment Percentage Matrix based on such Participating Employee's Latest Date of Hire. A Participating Employee's Latest Hire Date must be on or before January 1, 2003 for an Award to be payable to him or her.

4.4 Change in Performance Targets.  AFC reserves the right for its Board, acting
    -----------------------------
in its sole discretion, to adjust the established Performance Targets, if, in the sole discretion of the Board, there has been one or more Transformational Events.

SECTION 5.  CALCULATION OF AWARDS

5.1 Formula. The Award for each Participating Employee will be equal to the
    -------
product of:

         (i) Such Participating Employee's Eligible Earnings; and

         (ii) Such Participating Employee's Employment Percentage.

5.2 Example of Calculation.
    ----------------------

Assume that a Participating Employee, whose Latest Hire Date was January 1, 1999, receives Eligible Earnings of $30,000. Also assume that AFC Stock is Publicly Traded with an Average Price Per Share on December 31, 2003 of $31, and that the Earnings Per Share is less than $2.25. The Employment Percentage for this individual is 100% (determined from the Employment Percentage Matrix). Therefore, the Award for this Employee is $30,000 ($30,000 x 100%).


SECTION 6.   AWARD PAYOUT AND TIMING

6.1 Determination and Payment of Award. After the end of the Performance Period,
    ----------------------------------
the Administrator will calculate the amount (if any) of each Participating Employee's Award. Such amount will be paid on or as soon as administratively practicable after the Payment Date.

6.2 Form of Payment.  As elected by each Participating Employee and subject
    ---------------
to AFC's ability to make payment in cash as determined by the Board in its sole discretion, the payment to such Participating Employee will be made in either one or a combination of (i) cash, (ii) if AFC Stock is Publicly Traded, whole shares of AFC Stock, and (iii) deferred compensation (pursuant to the terms of Section 6.3.) The number of shares of AFC Stock to be distributed will be determined by dividing (x) the portion of the Award Amount to be paid in AFC Stock by (y) the Stock Price. Any portion of an Award otherwise payable in AFC Stock which is represented by a fractional share will be paid in cash.

6.3 Deferred Compensation.  If a Participating Employee is eligible to defer
    ---------------------
compensation under the AFC Enterprises, Inc. Deferred Compensation Plan (or any other nonqualified deferred compensation plan maintained by AFC or any other Participating Company) in accordance with the eligibility requirements of such plan, then if elected by such Participating Employee, such Participating Employee may defer all or a part of his or her Award under such plan, provided such Participating Employee makes his or her deferral election at least 1 year before the Payment Date (or if different, by the deadline provided in such deferred compensation plan). The amount, form and timing of paying such deferred amount as deferred compensation thereafter shall be determined under, and subject to, the terms of such nonqualified deferred compensation plan.

6.4 Recipient.  The Award will be payable to the Participating Employee;
    ---------
provided, if the Participating Employee dies before the Payment Date, the amount of such Participating

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

Employee's Award will be paid to his or her estate. Notwithstanding the foregoing, if the Administrator determines that a Participating Employee is incompetent or Disabled, the Administrator may direct that the payment of the Award be made to the guardian of such Participating Employee or to the person having legal custody of such Participating Employee, without further liability on the part of any Participating Company with respect to, or in the amount of, such payment.


SECTION 7.  PLAN ADMINISTRATION

7.1 Administrator.  The Administrator will be responsible for the administration
    -------------
of this Plan and for the interpretation of its provisions. The Administrator or its designee will be responsible for the calculation of the Awards and performance measures pertinent to this Plan and, if requested, will provide this information to People Services and Development for the periodic communication of interim results to Participating Employees. Final financial results will be certified by AFC's independent auditors for the Performance Period.

7.2 Action by the Administrator.   Action by the Administrator may be taken with
    ---------------------------
or without a meeting of its members; provided, action will be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action. For purposes of administering this Plan, the Administrator will choose a secretary who will keep minutes of the committee's proceedings and all records and documents pertaining to the administration of this Plan. The secretary may execute any certificate or any other written direction on behalf of the Administrator.

7.3 Rights and Duties of the Administrator.  The Administrator will administer
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this Plan and will have all powers necessary to accomplish that purpose, including (but not limited to) the following:

    (a) to construe, interpret and administer this Plan;

    (b) to make determinations required by this Plan, and to maintain records regarding Participating Employees' benefits hereunder;

    (c) to compute and certify to Participating Companies the amount and kinds of benefits payable to Participating Employees, and to determine the time and manner in which such benefits are to be paid;

    (d) to authorize all disbursements by a Participating Company pursuant to this Plan;

    (e) to maintain all the necessary records of the administration of this Plan;

    (f) to make and publish such rules and procedures for the regulation of this Plan as are not inconsistent with the terms hereof;

    (g) to delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder; and

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

    (h) to hire agents, accountants, consultants and legal counsel to assist in operating and administering this Plan.

The Administrator will have the exclusive right to construe and interpret this Plan, to decide all questions of eligibility for benefits, and to determine the amount of such benefits, and its decisions on such matters will be final and conclusive on all parties.

7.4   Bond; Compensation.  The Administrator will serve as such without bond and
      ------------------
without compensation for services hereunder. All expenses of the Administrator will be paid by the Participating Companies.


SECTION 8.   AMENDMENT & TERMINATION.

8.1 Amendments. The Board will have the right, in its sole discretion, to
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amend this Plan in whole or in part at any time and from time to time.  In addition, the Administrator will have the right, in its sole discretion, to amend this Plan at any time and from time to time (including adding or removing a Participating Company from this Plan) so long as such amendment is not of a material nature.

8.2 Termination of this Plan. AFC reserves the right to discontinue and
    ------------------------
terminate this Plan at any time and for any reason. Any action to terminate this Plan will be taken by the Board, and such termination will be binding on all Participating Companies and Employees.


SECTION 9.   MISCELLANEOUS PROVISIONS

9.1 Taxation. All cash Awards under this Plan are expressed as gross amounts
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and are subject to applicable United States federal, state and local tax withholdings at the time of the payment of such Awards. All Awards received in the form of AFC Stock shall be subject to applicable United States federal, state and local tax withholdings at the time of payment of such shares of AFC Stock. It shall be a condition to the receipt of such AFC Stock that the Participating Employee or such other person make arrangements satisfactory to AFC for payment of all taxes required to be withheld. At the sole discretion of the Administrator, such arrangements may include relinquishment of a portion of such benefit.

9.2 Exclusion from Benefit Calculations. None of the Awards payable under
    -----------------------------------
this Plan will be included as 'compensation' for the purpose of any benefit calculations under any AFC plan, policy or practice, including but not limited to, (i) the AFC Enterprises, Inc. 401(k) Savings Plan, (ii) any other qualified retirement plans sponsored by AFC or a Participating Company, or (iii) long or short term incentive plans sponsored by AFC or a Participating Company. Additionally, no personal allotments (such as United Way Contributions) will be made from such Awards.

9.3 Governing Law. This Plan and all determinations made and actions taken
    -------------
hereunder will be governed by the laws of the State of Georgia and will be construed in accordance therewith.

9.4 No Right to Incentives or Continued Employment. Neither the establishment of
    ----------------------------------------------
this Plan nor the provision for or payment of any amounts under this Plan, nor any other action by AFC

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related to this Plan, will be construed to confer upon any person any legal right to participate in this Plan in future years or to be continued in the employ of any Participating Company.

9.5 Construction. Unless the context clearly indicates otherwise, the masculine
    ------------
pronoun whenever used will include the feminine and neuter pronoun, the singular will include the plural, and the plural will include the singular. Sections headings are included for convenience of reference and are not intended to add to or subtract from the terms of this Plan.

9.6 Confidentiality. This Plan and any and all documents associated with this
    ---------------
Plan are 'confidential and proprietary' documents of AFC and may not be disclosed outside of AFC without the express written permission of the Administrator.

9.7 Adjustment in Shares, etc.  The Administrator may make or provide for such
    -------------------------
adjustments in (i) the number of shares of AFC Stock granted hereunder, (ii) the price per share applicable to such AFC Stock, (iii) the kind of shares covered hereby, (iv) the Earnings Per Share, and (v) the Stock Price as the Administrator, in its sole discretion, may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participating Employees that otherwise would result from (x) any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of AFC, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing.
Moreover, in the event of any such transaction or event, the Administrator may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced.


SECTION 10.   DEFINITIONS

For purposes of this Plan, the following terms, when used in this Plan with an initial capital letter, will have the following meanings:

    "Actively Employed" means, for and during any specified period or for any specified date the Employee is designated as a full-time employee by a Participating Company and the Employee is entitled to payment by a Participating Company (i) for the performance of duties, (ii) for periods of time for which no duties are performed due to holiday or vacation, or (iii) for periods of time for which no duties are performed due to a leave of absence granted in accordance with the Family and Medical Leave Act of 1993.

    "Administrator" means the committee appointed by the Board.

    "AFC" means AFC Enterprises, Inc., a Georgia corporation or its successors.

    "AFC Stock" means the common stock of AFC.

    "Average Price Per Share" means the average value of one share of AFC Stock, determined as the average of the closing prices of each share of AFC Stock for the 20-

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

consecutive trading day period ending on any specified date during the Performance Period; provided, this definition will be operative only for such trading day periods during which AFC Stock is Publicly Traded.

    "Award" means an award granted in accordance with Section 5.

    "Board" means the Board of Directors of AFC.

    "Disabled" means that an Employee has terminated his or her employment with a Participating Company as a result of an event which would satisfy the requirements of a "Disability Distribution", within the meaning of the AFC Enterprises, Inc. 401(k) Savings Plan, as in effect at the time of such termination of employment.

    "Earnings Per Share" means for any fiscal year the Normalized Net Profit of AFC divided by the total number of shares of Common Stock of AFC outstanding (excluding treasury shares) as of such date.

    "Effective Date" means January 1, 1999.

    "Eligible Earnings" means, for a Performance Period:

    (a)  Salaried Employees. For an Eligible Employee who is paid on the basis
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of an annual salary, the amount of such individual's annualized base salary, determined on the basis of such Eligible Employee's base salary level in effect on the last day of the Performance Period. Notwithstanding the foregoing, if such Eligible Employee's Latest Hire Date precedes the last day of the Performance Period by less than 12 months, his or her Eligible Earnings, as determined in the immediately preceding sentence, will be prorated by multiplying such amount by a fraction, the numerator of which is the number of full or partial calendar months from such Eligible Employee's Latest Hire Date to the last day of the Performance Period, and the denominator of which is 12.

    (b)  Hourly Employees.  For an Eligible Employee who is paid on the basis of
         ----------------
an hourly wage, the total amount of such individual's annualized hourly wage rate, determined on the basis of such Eligible Employee's hourly wage rate in effect on the last day of the Performance Period and assuming such Eligible Employee works an average of 40 hours per week; provided, if such Eligible Employee's Latest Hire Date precedes the last day of the Performance Period by less than 12 months, his or her Eligible Earnings as otherwise determined hereunder shall be prorated by multiplying the annualized amount by a fraction, the numerator of which is the number of full or partial calendar months from such Eligible Employee's Latest Hire Date to the last day of the Performance Period, and the denominator of which is 12.

    "Eligible Employee" means a regular full-time Employee, other than:

         (i) an Employee who is classified by his or her Participating Company, under its customary employment classification procedures, as a non-exempt restaurant employee (or any similar classification);

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

         (ii) a "leased employee" within the meaning of Section 414(n)(2) of the Internal Revenue Code of 1986, as amended; or

         (iii) an individual whom a Participating Company classifies under its customary employment classification procedures as a leased employee or an independent contractor (whether or not the individual is actually an employee).

    "Employee" means any person who is Actively Employed by a Participating Company during the Performance Period.

    "Employment Percentage Matrix" has the meaning as described in Section 4.3 and as set forth on Exhibit A.

    "Employment Percentage" means the percentage derived from the Employment Percentage Matrix by applying the terms of Section 4.3 and Exhibit A.

    "Latest Hire Date" means, with respect to a Participating Employee, a date during the Performance Period which is the latest of (i) such Participating Employee's initial date of hire as an Eligible Employee by a Participating Company, (ii) such Participating Employee's most recent rehire date as an Eligible Employee by a Participating Company, (iii) the date on which a non-Eligible Employee becomes an Eligible Employee, or (iv) January 1, 1998; provided, a Participating Employee who transfers directly from the employment of one Participating Company to the employment of another Participating Company (in each case in the capacity of an Eligible Employee) will be treated as if he or she was continuously employed by a Participating Company since such Participating Employee's date of hire or rehire by the transferor company.

    "Normalized Net Profit" means, for any specified period, the net profit of AFC as determined by AFC's independent accountants computed without regard to extraordinary and non-recurring items.

    "Participating Companies" means AFC and any other AFC company or affiliate designated as a Participating Company by the Administrator and specified on Exhibit B.

    "Participating Employee" means, with respect to the Award, an Eligible Employee described in Section 2.2.

    "Payment Date" means the last day of the third calendar month beginning on or immediately after the last day of the Performance Period.

    "Performance Period" has the meaning set forth in Section 3.

    "Performance Targets" means, unless AFC has specified other performance percentages or criteria pursuant to the terms of Section 4.4, the targeted levels of Average Price Per Share and Earnings Per Share, that are set forth and described in Section 4.2 and that must be achieved for Awards to become payable hereunder.

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

    "Plan" means the AFC Long-Term Employee Success Plan as maintained by one or more of the Participating Companies for the benefit of its Eligible Employees.

    "Publicly Traded" means that the AFC Stock is listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act.

    "Retired" means that an Employee has terminated his or her employment with a Participating Company as a result of an event which would satisfy the requirements of a "Normal Retirement" or "Late Retirement", within the meaning of the AFC Enterprises, Inc. 401(k) Savings Plan, as in effect at the time of such termination of employment.

    "Stock Price" means the mean of the per share fair market value of AFC Stock on the last day of the Performance Period and each of the 4 immediately preceding trading days. For this purpose, the per share fair market value of AFC Stock on each of those 5 days will be equal to that day's per share closing price on the exchange on which such stock is traded. If for any reason the per share fair market value of AFC Stock cannot be ascertained or is unavailable for a particular date, the fair market value of such stock for such day shall be determined as of the nearest preceding date on which such fair market value can be ascertained pursuant to the terms hereof.

    "Transformational Event" means one or a series of related or unrelated events, acquisitions, dispositions, mergers or other transactions or occurrences, involving AFC and/or any of its affiliates, (i) that was unanticipated or the magnitude of the effects of which were unanticipated as of the Effective Date, (ii) that is identified by the Board, acting in its sole discretion, as having, or possibly having, a material effect, whether positive or adverse, on the consolidated financial performance of AFC and its affiliates, and (iii) that, in the sole discretion of the Board, will distort the effectiveness of the previously identified Performance Targets such that such targets should be revised to achieve the purposes AFC intended in initially designing this Plan. For example, if AFC and/or its affiliates, engages in one or a series of significant acquisitions (or dispositions) that, in the sole discretion of the Board, will or may cause the specified Performance Targets to be satisfied (or missed), regardless of the performance of AFC's business as constituted as of the Effective Date, the Board may, but is not required to, modify the Performance Targets.

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

EXHIBIT A
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EMPLOYMENT PERCENTAGE MATRIX


Latest Hire Date                    Employment Percentage
----------------                    ---------------------
On or before 1/1/98                 110%

1/2/98 - 1/1/99                      100%

1/2/99 - 1/1/00                      66.7%

1/2/00 - 1/1/01                      33.3%

1/2/01 - 1/1/02                      20.0%

1/2/02 - 1/1/03                      10.0%

1/2/03 - 12/31/03                    0%


EXHIBIT B
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PARTICIPATING COMPANIES
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Seattle Coffee Company
Seattle's Best Coffee, LLC
Torrefazione Italia, LLC
Cinnabon International, Inc.
Cinnabon, Inc.
Churchs Chicken
Popeyes Chicken & Biscuits
Chesapeake Bagel